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                                                                     EXHIBIT 5.1

              [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                              February 21, 1997


Ambassador Apartments, Inc.
77 West Wacker Drive
Suite 4040
Chicago, Illinois  60601

        Re:  Ambassador Apartments, Inc. - Registration
             Statement on Form S-3 - 101,655 Shares of Common
             Stock, Par Value - $.01 Per Share
             ------------------------------------------------


Ladies and Gentlemen:

        In connection with the registration of 101,655 shares of Common Stock, par value $.01 per share ( the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Ambassador Apartments, Inc., a Maryland corporation (the "Corporation"), on the Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about February 21, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        We have acted as special Maryland corporate counsel to the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Shares and, for purposes of this Opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed. We have examined the current Charter of the Corporation (the "Charter"), consisting of Articles of Amendment and Restatement of the Corporation filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on August 16, 1994, together with Articles of Amendment filed with the SDAT on May 29, 1996, and Articles Supplementary filed with the SDAT on August 16, 1996, and we have examined the By-Laws of the Corporation, certain actions taken by the Corporation's Board of Directors, including relevant authorizations and approvals, and a Certificate as to factual matters executed and delivered to us by one or more officers of the Corporation.

        In addition, we have examined a copy of the Amended and Restated Agreement of Limited Partnership of Ambassador Apartments, L.P., dated as of August 31, 1994, together with amendments thereto dated as of September 20, 1994, June 1, 1996, and August 16, 1996 (collectively, the "Partnership Agreement"), and we have examined copies of an Exchange Rights Agreement dated as of August 31, 1994 (the "Exchange Rights Agreement") and a Registration Rights Agreement, dated as of August 31, 1994 (the "Registration Rights Agreement"), each by and between the Corporation and the Selling Stockholders referred to in the Registration Statement.
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BALLARD SPAHR ANDREWS & INGERSOLL

Ambassador Apartments, Inc.
February 21, 1997
Page 2

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that each certificate submitted to us is true and accurate, both when given and as of the date hereof. We have also assumed that the Common Units (as referred to in the Registration Statement) of limited partnership interest in Ambassador Apartments, L.P., a Delaware limited partnership (the "Partnership"), held by the Selling Stockholders, were duly and validly issued to the Selling Stockholders as described in the Registration Statement and in accordance with the Partnership Agreement, and that the Selling Stockholders do not hold the Common Units, nor will the Shares be issued upon exchange of the Common Units, in violation of the restrictions on transferability and ownership of the capital stock of the Corporation as set forth in the Charter.

        Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized, and that, when issued upon exchange of the Common Units of limited partnership interest in the Partnership in accordance with the terms of the Partnership Agreement and Exchange Rights Agreement, and upon transfer and conveyance of such Common Units to the Corporation in consideration for the issuance thereof, the Shares will be validly issued, fully paid and non-assessable.

        We consent to your filing of this Opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters".

        We are qualified to practice law in the State of Maryland and do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

        The opinions expressed in this letter are solely for your use and may not be relied upon by any person without our prior written consent.

                                           Very truly yours,

                                           /s/ Ballard Spahr Andrews & Ingersoll